Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2007

NEW HOME ORDERS, CLOSINGS AND BACKLOG

NEWPORT BEACH, CA—July 10, 2007—William Lyon Homes announced today preliminary new home orders, closings and backlog information for the three and six months ended June 30, 2007.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Number of new home orders:
California	349	304	820	696
Arizona	87	166	199	282
Nevada	54	80	140	219

	490	550	1,159	1,197

Average number of sales locations during period:
California	36	31	37	31
Arizona	5	6	5	6
Nevada	10	12	10	11

	51	49	52	48

Number of homes closed:
California	379	554	619	882
Arizona	86	133	224	232
Nevada	83	81	126	235

	548	768	969	1,349

Backlog of homes sold but not closed at end of period:
California	556	545
Arizona	166	446
Nevada	74	148

	796	1,139

New home orders for the three months ended June 30, 2007 were 490, a decrease of 11% as compared to 550 for the three months ended June 30, 2006. New home orders for the six months ended June 30, 2007 were 1,159, a decrease of 3% as compared to 1,197 for the six months ended June 30, 2006.

The Company’s new home orders for the three and six months ended June 30, 2007 include 47 and 137 homes from joint venture communities, respectively, compared to 82 and 178 homes from joint venture communities for the three and six months ended June 30, 2006, respectively.

The Company’s number of new home orders per average sales location decreased to 9.6 for the three months ended June 30, 2007 as compared to 11.2 for the three months ended June 30, 2006. The Company’s number of new home orders per average sales location decreased to 22.3 for the six months ended June 30, 2007, as compared to 24.9 for the six months ended June 30, 2006.

The Company’s cancellation rate for the three months ended June 30, 2007 was 32%, compared to 32% for the three months ended June 30, 2006. The Company’s cancellation rate for the six months ended June 30, 2007 was 28%, compared to 30% for the six months ended June 30, 2006.

The number of homes closed during the three months ended June 30, 2007 was 548, a decrease of 29% as compared to 768 for the three months ended June 30, 2006. The number of homes closed during the six months ended June 30, 2007 was 969, a decrease of 28% as compared to 1,349 for the six months ended June 30, 2006.

The Company’s backlog of homes sold but not closed was 796 at June 30, 2007, a decrease of 30% as compared to 1,139 at June 30, 2006.

William Lyon Homes is primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada and at June 30, 2007 had 51 sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s website at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

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